EXHIBIT 23.0





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-60165 of Insituform East, Incorporated on Form S-8 of our report dated September 22, 1997, appearing in this Annual Report on Form 10-K of Insituform East, Incorporated for the year ended June 30, 1997.



/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
1900 M Street, NW
Washington, DC  20036



September 22, 1997